AMENDED ALLOCATION AGREEMENT AMONG JOINTLY INSURED PARTIES

      THIS AMENDED ALLOCATION AGREEMENT AMONG JOINTLY INSURED PARTIES (the "Agreement"), is entered into by and among the parties identified in Exhibit A to this Agreement. The aforementioned parties are collectively referred to as the "Joint Insureds" for purposes of this Agreement.

      WHEREAS, the Joint Insureds desire to be named as joint insureds under a joint fidelity bond issued by ICI Mutual Insurance Company for the period from March 31, 2009 to March 31, 2010, which insures against larceny and embezzlement of officers and employees (the "Fidelity Bond"); and

      WHEREAS, the Joint Insureds desire to establish (i) criteria by which recoveries under the Fidelity Bond shall be allocated among the Joint Insureds in compliance with Rule 17g-1 under the Investment Company Act of 1940, as amended (the "Act"), and (ii) the basis on which additional investment companies may be added as named Joint Insured under the Fidelity Bond;

      NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1. Allocation of Recoveries

(a) If more than one of the parties hereto is damaged in a single loss for which recovery is received under the Fidelity Bond, each such party shall receive an equitable and proportionate share of the recovery, but investment companies shall receive an amount at least equal to the amount such party would have received had it provided and maintained a single insured bond with the minimum coverage as required by Rule 17g-1 under the Act.

(b) If the recovery is inadequate to indemnify fully each such party sustaining a loss, then the recovery shall be allocated among such parties as follows:

(i) Each such party sustaining a loss shall be allocated an amount equal to the lesser of that party's actual loss or an amount that would have been received had the party been insured under a single insured bond (determined as of the time of the loss) in accordance with the provisions of Rule 17g-1(d)(1) under the Act.

(ii) The remaining portion of the proceeds shall be allocated to each such party sustaining a loss not fully covered by the allocation under subparagraph 2(b)(i), above, in the proportion that each such party's last payment of premium bears to the sum of the last such premium payments of all such parties. If such allocation would result in any party that had sustained a loss receiving a portion of the recovery in excess of the loss actually sustained, such excess portion shall be allocated among the other parties whose losses would not be fully indemnified. The allocation shall bear the same proportion as each such party's last payment of premium bears to the sum of the last premium payments of all parties entitled to receive a share of the excess. Any allocation in excess of a loss actually sustained by any such party shall be reallocated in the same manner.

2. Obligation to Maintain Minimum Coverage

(a) The parties hereto agree that the appropriate officers of the parties hereto that are registered management investment companies (each a Fund and collectively, the "Funds") will determine, no less frequently than at the end of each calendar quarter, the minimum amount of coverage that each Fund would be required to provide and maintain if covered under a single insured bond as required by Rule 17g-1(d)(1).

(b) In the event that the total amount of the minimum coverages thus determined exceeds the amount of coverage of the then-effective Fidelity Bond, the boards of each Fund will be notified and will determine whether it is necessary or appropriate to increase the total amount of coverage of the Fidelity Bond to an amount not less than the total amount of such minimums, or to secure such excess coverage for one or more of the parties hereto, which, when added to the total coverage of the Fidelity Bond, will equal an amount equal to or greater than such minimums.

3. Prior Agreements; Termination

      This Agreement shall supersede all prior agreements relating to an allocation of premium on any joint insured bond and shall apply to the present Fidelity Bond coverage and any renewal or replacement thereof. This Agreement shall continue until terminated by any party hereto upon the giving of not less than sixty (60) days' notice to the other parties hereto in writing.

4.    Governing Law

      This Agreement is governed by the laws of the State of Maryland (without reference to such state's conflict of law rules).

5.    Counterparts

      This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

6. Amendment, Modification, and Waiver

(a) No term or provision of this Agreement may be amended, modified, or waived without the affirmative vote or action by written consent of each of the parties hereto.

(b) Additional parties may be added to the Agreement without the affirmative vote or action by written consent of each of the parties hereto provided that
(a) such additional party may be included in the Fidelity Bond pursuant to Rule 17g-1(b) under the Act and (b) such additional party agrees to be bound by the terms of this Agreement and executes and delivers a copy of this Agreement to each Joint Insured.

      IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed by their duly authorized officers as of April 20, 2009.

DGHM INVESTMENT TRUST
THE WORLD FUNDS, INC.;
THE WORLD INSURANCE TRUST ; and
WORLD FUNDS TRUST

    By:   /s/ Karen M. Shupe
       -----------------------------
    Karen M. Shupe
    Secretary


COMMONWEALTH CAPITAL MANAGEMENT, LLC;
COMMONWEALTH FUND ACCOUNTING, INC.;
FIRST DOMINION CAPITAL CORPORATION;
COMMONWEALTH FUND SERVICES, INC.; and
THIRD MILLENNIUM INVESTMENT ADVISORS, LLC

    By:  /s/ John Pasco,III
       -----------------------------
    John Pasco, III
    President


CSI CAPITAL MANAGEMENT, INC.

    By:  /s/ Jack Olson
       -----------------------------
    Jack Olson
    Chief Compliance Officer


REAL ESTATE MANAGEMENT SERVICES GROUP, LLC

    By: /s/ Melissa Greve
       -----------------------------
    Melissa Greve
    Chief Compliance Officer


VONTOBEL ASSET MANAGEMENT, INC.

    By:    /s/ Joseph Mastoloni
       -----------------------------
    Joseph Mastoloni
    Chief Compliance Officer


AMERICAN GROWTH FUND; and
INVESTMENT RESEARCH CORPORATION

    By:     /s/ Timothy Taggart
       -----------------------------
    Timothy Taggart
    Chief Compliance Officer


FRANTZEN CAPITAL MANAGEMENT, INC.


    By: /s/ Eric Frantzen
        ----------------------------
    Eric Frantzen
    Chief Executive Officer

                                                                      Exhibit A

                       PARTIES TO THE ALLOCATION AGREEMENT
                          AMONG JOINTLY INSURED PARTIES
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                 Name of Insured                     Date Added
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The World Funds, Inc. and its series:                 04.08.08
o     CSI Equity Fund
o     Eastern European Equity Fund
o     Epoch Global Equity Shareholder Yield Fund
o     Epoch International Small Cap Fund
o     Epoch U.S All Cap Equity Fund
o     Epoch U.S. Large Cap Equity Fund                12.01.08
o     REMS Real Estate Value-Opportunity Fund
o     Third Millennium Russia Fund

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American Growth Fund                                  04.08.08
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World Insurance Trust and its series:                 04.08.08
o     CSI Equity Portfolio
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DGHM Investment Trust and its series:                 10.01.08
o     DGHM All-Cap Value Fund
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World Funds Trust and its series:                     07.30.08
o     Commonwealth Small Cap Fund
o     Frantzen Small Cap Growth Fund
o     Frantzen Large Cap Growth Fund
o     Frantzen Growth and Income Fund
o     Sherwood Forest Long/Short Fund                 02.01.09
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Commonwealth Capital Management, LLC                  04.08.08
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Commonwealth Fund Accounting, Inc.                    04.08.08
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CSI Capital Management, Inc.                          04.08.08
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First Dominion Capital Corp.                          04.08.08
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Commonwealth Fund Services, Inc.                      04.08.08
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Real Estate Management Services Group, LLC            04.08.08
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Third Millennium Investment Advisors, LLC             04.08.08
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Investment Research Corporation                       04.08.08
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Vontobel Asset Management, Inc.                       04.08.08
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Frantzen Capital Management, Inc.                     09.20.08
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